Exhibit 99.1

GameStop Reports Third Quarter 2010 Results

Earnings Per Share of $0.38 Exceeds Street Estimates; Raising Full Year Guidance

New Software Sales Increase 9%

Digital Technologies Rolled Out for Holidays

GRAPEVINE, Texas--(BUSINESS WIRE)--November 18, 2010--GameStop Corp. (NYSE: GME), the world’s largest video game and entertainment software retailer, today reported record sales and earnings for the third fiscal quarter ended October 30, 2010.

Financial Results

Total sales for the third quarter increased 3.5% to $1.90 billion, in comparison to $1.83 billion in the prior year quarter. Continued significant market share gains on a strong slate of new title releases drove a 9% increase in new software sales.

U.S. segment comparable store sales were 5.3%, while total company comparable store sales increased 1.1%. New software sales were strong worldwide, but weakness in international hardware sales negatively affected the international comparable store sales. The shift in sales mix had a positive result on the company’s gross margins and net earnings.

The top five selling games during the quarter were Microsoft’s Halo: Reach, Madden NFL 2011 from Electronic Arts, Fallout: New Vegas by Bethesda Softworks, NBA 2K11 from 2K Sports and Medal of Honor from Electronic Arts.

Net earnings for the third quarter increased 4.8% to $54.7 million, including $6.0 million of debt retirement costs ($3.8 million net of tax benefits), as compared to net earnings of $52.2 million, including $2.5 million of debt retirement costs ($1.6 million net of tax benefits), in the prior year quarter. Diluted earnings per share increased 16.1% to $0.36, including $0.02 of debt retirement costs, as compared to $0.31, including $0.01 of debt retirement costs, in the prior year quarter. Excluding debt retirement costs, GameStop’s diluted earnings per share were $0.38, achieving the high-end of company guidance.

During the quarter, the company repurchased and retired 2,611,993 shares of its common stock at an average cost of $18.91 per share under its current $300 million share repurchase program.

J. Paul Raines, Chief Executive Officer, stated, “Our global retail team increased revenues, expanded gross margins and maintained tight expense control which led to solid earnings growth. Based on brisk sales trends of new software titles and motion controller launches, we are enthusiastic about our business and have raised our full year earnings guidance.”

Dan DeMatteo, Executive Chairman, commented, “Several technology and consumer initiatives have entered the market, each of them strengthening our core business and establishing GameStop as the retail leader in providing consumers with exciting ways to experience video gaming. The PowerUp Rewards™ Loyalty Program, Kongregate.com, in-store digital content sales and a re-tooled gamestop.com were all implemented to expand market share and increase our share of wallet. Lastly, the on-going execution of share buybacks and debt retirement reinforces our commitment to exercise disciplined capital allocation practices to maximize shareholder returns.”

Year-to-date, GameStop has opened 156 net new stores: 89 in the U.S., 47 in Europe, 8 in Canada and 12 in Australia/New Zealand.

Updated Guidance

GameStop is raising its full year diluted earnings per share guidance range from $2.58 to $2.68 to $2.63 to $2.69, excluding debt retirement costs, representing a 16% to 19% increase over fiscal 2009. The company projects fourth quarter diluted earnings per share to range from $1.53 to $1.59, an increase of 19% to 23% over the prior year quarter.

The company expects comparable store sales for the fourth quarter to range from 2.0% to 4.0% and full year comparable store sales are still expected to range from flat to 2.0%.

About GameStop

GameStop Corp. (NYSE: GME), a Fortune 500 and S&P 500 company headquartered in Grapevine, Texas, is the world's largest multi-channel video game retailer. GameStop’s retail network and family of brands include 6,606 company-operated stores in 17 countries worldwide, www.Kongregate.com, a leading browser based game site with more than 10 million monthly unique visitors, and Game Informer(R) magazine, the leading multi-platform video game publication. The company also sells video games and related merchandise at www.GameStop.com. General information on GameStop Corp. can be obtained at the company's corporate website.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the outlook for fiscal 2010, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. GameStop undertakes no obligation to publicly update or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including console hardware; the timing of release of video game titles for next generation consoles; the risks associated with expanded international operations and the integration of acquisitions; the impact of increased competition and changing technology, including alternative methods of distribution, in the video game industry; and economic, regulatory and other events, including litigation, that could reduce or impact consumer demand or affect the company’s business. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended January 30, 2010 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.gamestop.com.

GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	13 weeks	13 weeks
	ended	ended
	Oct 30, 2010	Oct 31, 2009

Sales	$1,899,152	$1,834,727
Cost of sales	1,352,835	1,311,643

Gross profit	546,317	523,084

Selling, general and administrative
expenses	408,854	391,210
Depreciation and amortization	44,670	41,605

Operating earnings	92,793	90,269

Interest expense, net	9,669	10,466
Debt extinguishment expense	5,966	2,461

Earnings before income
tax expense	77,158	77,342

Income tax expense	22,846	25,117

Consolidated net income	54,312	52,225
Net loss attributable to noncontrolling interests	396	-
Consolidated net income attributable to GameStop	$54,708	$52,225

Net income per common share:
Basic[1]	$0.36	$0.32
Diluted[1]	$0.36	$0.31

Weighted average common shares
outstanding:
Basic	150,709	164,702
Diluted	153,276	168,113

Percentage of Sales:

Sales	100.0%	100.0%
Cost of sales	71.2%	71.5%

Gross profit	28.8%	28.5%

SG&A expenses	21.5%	21.3%
Depreciation and amortization	2.4%	2.3%

Operating earnings	4.9%	4.9%

Interest expense, net	0.5%	0.6%
Debt extinguishment expense	0.3%	0.1%

Earnings before income
tax expense	4.1%	4.2%

Income tax expense	1.2%	1.4%
Consolidated net income	2.9%	2.8%

Net loss attributable to noncontrolling interests	0.0%	0.0%

Consolidated net income attributable to GameStop	2.9%	2.8%

1 Basic net income per share and diluted net income per share are calculated based on consolidated net income attributable to GameStop.

GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	39 weeks	39 weeks
	ended	ended
	Oct 30, 2010	Oct 31, 2009

Sales	$5,780,942	$5,553,984
Cost of sales	4,147,018	3,993,381

Gross profit	1,633,924	1,560,603

Selling, general and administrative
expenses	1,217,654	1,151,815
Depreciation and amortization	129,418	119,109

Operating earnings	286,852	289,679

Interest expense, net	29,281	33,422
Debt extinguishment expense	5,966	5,323

Earnings before income
tax expense	251,605	250,934

Income tax expense	82,626	89,591

Consolidated net income	168,979	161,343
Net loss attributable to noncontrolling interests	1,244	-
Consolidated net income attributable to GameStop	$170,223	$161,343

Net income per common share:
Basic[1]	$1.12	$0.98
Diluted[1]	$1.10	$0.96

Weighted average common shares
outstanding:
Basic	151,841	164,604
Diluted	154,638	167,981

Percentage of Sales:

Sales	100.0%	100.0%
Cost of sales	71.7%	71.9%

Gross profit	28.3%	28.1%

SG&A expenses	21.1%	20.7%
Depreciation and amortization	2.2%	2.2%

Operating earnings	5.0%	5.2%

Interest expense, net	0.5%	0.6%
Debt extinguishment expense	0.1%	0.1%

Earnings before income
tax expense	4.4%	4.5%

Income tax expense	1.5%	1.6%
Consolidated net income	2.9%	2.9%

Net loss attributable to noncontrolling interests	0.0%	0.0%

Consolidated net income attributable to GameStop	2.9%	2.9%

1 Basic net income per share and diluted net income per share are calculated based on consolidated net income attributable to GameStop.

GameStop Corp.
Balance Sheets
(in thousands, except per share data)

	Oct 30,	Oct 31,
	2010	2009
ASSETS:
Current assets:
Cash and cash equivalents	$181,062	$292,027
Receivables, net	58,845	52,543
Merchandise inventories	1,942,416	1,733,962
Prepaid expenses and other current assets	95,916	91,059
Deferred taxes	21,808	24,503
Total current assets	2,300,047	2,194,094

Property and equipment:
Land	24,328	11,819
Buildings & leasehold improvements	564,943	516,492
Fixtures and equipment	785,748	692,660
	1,375,019	1,220,971
Less accumulated depreciation and amortization	768,951	629,276
Net property and equipment	606,068	591,695

Goodwill, net	2,004,636	1,978,987
Other noncurrent assets	304,314	318,547
Total assets	$5,215,065	$5,083,323

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$1,514,627	$1,328,041
Accrued liabilities	564,283	510,296
Total current liabilities	2,078,910	1,838,337

Other long-term liabilities	118,043	111,127
Senior notes payable, net of discount	248,903	447,121
Total liabilities	2,445,856	2,396,585

Stockholders' equity:
Preferred stock - authorized 5,000 shares; no shares
issued or outstanding	--	--
Class A common stock - $.001 par value; authorized 300,000 shares;
151,369 and 164,752 shares outstanding,
respectively	151	165
Additional paid-in-capital	1,034,858	1,334,481
Accumulated other comprehensive income	167,624	170,259
Retained earnings	1,567,978	1,181,833
Equity attributable to GameStop Corp. stockholders	2,770,611	2,686,738
Equity attributable to noncontrolling interest	(1,402)	-
Total equity	2,769,209	2,686,738
Total liabilities and stockholders' equity	$5,215,065	$5,083,323

Schedule I
GameStop Corp.
Sales Mix

	13 Weeks Ended		13 Weeks Ended
	Oct 30, 2010		Oct 31, 2009
		Percent		Percent
	Sales	of Total	Sales	of Total
Sales (in millions):

New video game hardware	$276.0	14.5%	$321.4	17.5%
New video game software	839.1	44.2%	769.4	41.9%
Used video game products	528.0	27.8%	507.7	27.7%
Other	256.1	13.5%	236.2	12.9%

Total	$1,899.2	100.0%	$1,834.7	100.0%

Schedule II
GameStop Corp.
Gross Profit Mix

	13 Weeks Ended		13 Weeks Ended
	Oct 30, 2010		Oct 31, 2009
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent

Gross Profit (in millions):

New video game hardware	$21.7	7.9%	$26.8	8.3%
New video game software	182.4	21.7%	173.8	22.6%
Used video game products	250.2	47.4%	240.0	47.3%
Other	92.0	35.9%	82.5	34.9%

Total	$546.3	28.8%	$523.1	28.5%

CONTACT:
Media Contact:
Chris Olivera
Vice President,
Corporate Communications
GameStop Corp.
(817) 424-2130
or
Investor Contact:
Matt Hodges
Director,
Investor Relations
GameStop Corp.
(817) 424-2130